EXHIBIT 10.103

                                TEAMING AGREEMENT
                                     BETWEEN
                        SIEMENS MAINTENANCE SERVICES, LLC
                                       AND
                          HI-ENERGY TECHNOLOGIES, INC.


THIS AGREEMENT, made this 4th day of August, 2004, by and between Siemens Maintenance Services, LLC (SMS), a Delaware corporation (hereafter "MEMBER") and Hi-energy (hereinafter "PRIME"), and collectively hereinafter called the parties.

                               W I T N E S S E T H

WHEREAS, teaming together and submitting proposals utilizing the combined skills of the parties will offer the Client the most advantageous combination of capabilities to achieve Project objectives;

NOW, THEREFORE, in consideration of the premises, promises, covenants and agreements contained herein, the parties agree as follows:

ARTICLE 1.   PURPOSE OF TEAMING AGREEMENT

1.1 The purpose of this Agreement is to facilitate the joint effort required to submit proposals to Clients in the interest of obtaining contracts.

1.2 Both parties will jointly respond to Clients Requests for Proposals. PRIME shall act as prime contractor with MEMBER acting as subcontractor.

1.3 The parties will work closely together and exchange business and technical information. For this reason, the parties agree to cooperate fully with each other towards fulfillment of the purpose set forth in
         Section 1.1 of this Agreement.

1.4 The parties will jointly devise a marketing strategy and cooperate fully in all proposal efforts.

1.5 Nothing contained herein is intended to preclude either party from independently submitting proposals or from performing work not related to Teaming Projects.

1.6 In the event PRIME is successful in obtaining a contract for any Projects, PRIME acting as the prime contractor, will then award to MEMBER and MEMBER shall accept a mutually agreeable subcontract covering the work specified in Statement of Work.

1.7 Each party will assist the other, as necessary, and will exert its best efforts in preparing any proposal.

ARTICLE 2.   PRIME PROPOSAL RESPONSIBILITIES

2.1 PRIME shall take the lead and shall have overall responsibility for preparing any proposal, integrating MEMBER'S data, including submitting any proposal to a Client in a timely manner, and negotiating a prime contract. Provided, however, PRIME shall provide MEMBER with a copy of all bid, proposal and prime contract documents sufficiently in advance of submission or discussion with Client to allow MEMBER and PRIME to review and coordinate the preparation of a mutually acceptable response to such documents.
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2.2      PRIME shall bid on Projects in good faith, in a manner responsive to
         Client's technical requirements and on the basis of reasonable and competitive pricing, provided Projects can be bid profitably.

2.3      PRIME will coordinate Client contracts and conferences.

2.4 PRIME will identify MEMBER in the proposal as the proposed member for the Services/Supplies specified.. All other services/supplies in any proposal to any Client shall be provided by and the responsibility of PRIME.

2.5 PRIME will consult with MEMBER regarding MEMBER'S technical input and pricing; however, in the event of a disagreement, MEMBER shall have final responsibility for a proposal's content with respect to products, services and pricing provided by MEMBER. All other services/supplies necessary for Projects shall be the responsibility of PRIME.

2.6 PRIME shall provide to MEMBER a complete and accurate copy of all final proposal and contract documents within a reasonable time after preparation or receipt by PRIME, but in any event, prior to submission of the final documents to a Client.

2.7      PRIME shall bear its own proposal costs and expenses.

ARTICLE 3.   MEMBER PROPOSAL RESPONSIBILITIES

3.1 MEMBER shall support the proposal preparation by submitting its technical, cost, and management portions of the proposal to PRIME.

3.2 MEMBER shall bid on any Project in good faith, in a manner responsive to the Client's technical requirements and on the basis of reasonable and competitive pricing, provided a Project can be bid profitably.

3.3 If requested by PRIME, MEMBER shall furnish qualified personnel at PRIME'S facility to assist in preparing final proposal documents.

3.4 If necessary, MEMBER shall provide technical, financial and management data/personnel to assist PRIME in discussions or negotiations with any Client concerning MEMBER'S proposed work.

3.5 MEMBER shall use reasonable efforts to assist PRIME by such means as necessary and proper to support any proposal effort including, but not limited to, all activities prior to contract award.

3.6      MEMBER shall bear its own proposal costs and expenses.

ARTICLE 4.   PERFORMANCE

4.1 If PRIME is awarded a contract for a Project and that contract includes the Services/Supplies peculiar to the MEMBER, PRIME will award to MEMBER, and MEMBER shall accept from and enter into with PRIME, a mutually agreeable subcontract for such Services/Supplies required for a Project at the pricing timely provided by MEMBER for inclusion in a proposal submitted by PRIME to a Client. The subcontract award is subject to the Client's approval, if such approval is required. PRIME shall use all reasonable efforts and means to obtain any such approvals.

4.2 The subcontract shall be subject to applicable laws, regulations, and mutual agreement on pricing and other subcontract terms and conditions, including those provisions of PRIME'S contract with Client which are necessarily or appropriately passed down in the subcontract. PRIME and MEMBER shall be, as between each other, solely responsible for their respective work under the prime contract. The subcontract shall contain mutually acceptable cross indemnities and releases solely between the parties with respect to their work under the subcontract.

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4.3      In the event of a disagreement between the parties, concerning MEMBER'S scope of work, price(s), delivery, or provisions of the subcontract, which cannot be resolved through good faith negotiations within a reasonable time, but not to exceed thirty (30) days from the date of award of the prime contract, either party shall have the right, without prejudice, or further obligation to the other, to enter into agreements with others for the subcontract work.

ARTICLE 5.   PROPRIETARY/CONFIDENTIAL INFORMATION

5.1 During the term of this Agreement, it may be necessary for either party to disclose proprietary or confidential information to the other. Such data must be in writing and identified as proprietary or confidential information or marked with a notice stating restrictions as to its use. If information or data is not identified with a restrictive notice, the receiving party may assume that all information and data is furnished with unlimited rights of disclosure. With respect to such restricted information, the following provisions shall apply:

         a. Each party agrees not to disclose the other's proprietary or confidential information to unauthorized parties. Each party shall take precautions at least as strict as those normally taken by the party to safeguard its own proprietary or confidential information.

         b. Neither party shall use the other party's proprietary or confidential information for any purpose other than as is required for the performance of this Agreement. If any such information is marked proprietary or confidential or bears a restrictive notice, such marking or restrictive notice will be retained on any disclosed information.

         c. Proprietary or confidential information or data marked with a restrictive notice shall be delivered, with a cover letter listing the enclosures, only to the following individuals authorized to receive such data:

                 For MEMBER:   Dave Patterson,  Vice President and GM
                 For PRIME:    Dr. Bogdan C. Maglich, Chairman & Chief Scientist

5.2 All maintenance programs, design, engineering details and other data pertaining to any discoveries, inventions, patent rights, software, improvement reports, notes, calculations, data, drawings, estimates, specifications, manuals, other documents and all computer programs, codes and computerized materials prepared by or for PRIME are instruments of PRIME's work ("Instruments") and shall remain PRIME's property. To the extent specified in the Scope, MEMBER, its employees and agents ("Permitted Users") shall have a right to make and retain copies of Instruments except uncompiled code, and to use all Instruments, provided however, the Instruments shall not be used or relied upon by any parties other than Permitted Users, and such use shall be limited to the particular project and location for which the Instruments were provided. All Instruments are provided for MEMBER's use only for the purposes disclosed to PRIME, and MEMBER shall not transfer them to others or use them or permit them to be used for any extension of the Work or any other project or purpose, without PRIME's express written consent.


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5.3      A party's obligation regarding the use of proprietary information is not applicable if such information:

         a. was in the public domain at the time of disclosure or later comes into the public domain, through no breach of this Agreement; or

         b. was known to the receiving party at the time of disclosure, as demonstrated by written records; or

         c. is authorized for disclosure by the written approval of the disclosing party; or

         d. is not lawfully derived by the receiving party from a source other than the disclosing party without restriction as to the use or disclosure of the data; or

         e. is independently developed by the receiving party without reference to the confidential information.

5.4 If a subcontract is awarded to MEMBER as a result of a proposal hereunder, these terms regarding "Proprietary/Confidential Information" shall remain in full force and effect unless the parties specifically agree in writing to modify the obligations of the parties with respect to subsequent use of disclosure of each party's proprietary or confidential information.

5.5 Upon termination of this Agreement, except by the execution of a subcontract, all material furnished hereunder disclosing such proprietary or confidential information, data, designs, and inventions shall be promptly returned to the owner thereof upon request of the owner of said material. All material furnished hereunder may be destroyed by the custodian of such information thirty (30) days following termination of this Agreement, if the return of such information was not requested prior to such destruction. The recipient of any data under this Agreement may retain, in its law, contract or patent department files, one (1) copy of data transmitted pursuant to this Agreement solely for purposes of determining compliance with this
         Article 5. Nothing in this Agreement conveys any right of license under any patent or copy right.

5.6 Nothing herein shall prohibit disclosure to attorneys, accountants, bankers, insurers, sureties, consultants or other advisors to the parties in connection with the transactions contemplated herein. Further, nothing herein shall prohibit any disclosure required by any law or legal process; provided that the disclosing party shall advise, consult and cooperate with the other party, to the extent permitted by law, prior to any such required disclosure.

5.7 The obligations of the parties under this Article 5 shall terminate three (3) years from the date of this Agreement, or completion date of any resultant contract and related subcontract.

ARTICLE 6.    LEGAL EFFECT OF TEAMING AGREEMENT

6.1 Nothing in this Agreement shall be deemed to constitute, create give effect to, or otherwise recognize a joint venture, partnership, or formal business entity of any kind, and rights and obligations of the parties shall be limited to those expressly set forth herein. Nothing herein shall be construed as providing for the sharing of profits or losses arising out of the efforts of any or all of the parties except as provided in any subcontract between the parties as a result of this Agreement.

6.2 The parties agree that no legal relationship of any kind exists as a result of this Agreement other than the covenants expressly contained herein. Neither party shall have authority to create any obligations for the other except to the extent stated herein. The parties agree that this Agreement may be made known to the Client.

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

ARTICLE 7.   TERMINATION OF AGREEMENT

7.1 This Agreement, except for Article 5, shall expire 36 months from the date hereof unless terminated earlier by one of the following events:

         a. Client cancels the procurement or withdraws the Request for Proposal.

         b.   Client awards the prime contract to other than PRIME.

         c. The parties execute a subcontract in accordance with the Agreement.

         d. Client directs PRIME to have the subcontracted work performed by other than the Member specified herein or the Client indicates that the Member is not acceptable to the Client.

         e. Client eliminates or substantially reduces the Member's work contemplated hereby.

         f. A party notifies the other of a decision not to submit a proposal for a Project.

         g. Failure of the parties to reach timely mutual agreement on the terms of a contemplated proposal or subcontract for a Project.

         h.   The parties dissolve this Agreement by mutual consent.

         i. One of the parties petitions for bankruptcy or reorganization under the bankruptcy laws, or makes an assignment for the benefit of creditors.

         j. Material breach of the provisions of this Agreement or other valid, compelling reason exists for either of the parties to terminate the Agreement; e.g., debarment, suspension, or criminal investigation of the other party; grossly unsatisfactory performance of the other party, etc. Continuation of this agreement after a change in legal status due to merger or sale of the other party requires written approval of the other party, which shall not be unreasonably withheld.

         k. Failure of PRIME to achieve protection under the Safety Act or Public Law 85-804 or a failure to subsequently pass through rights of protection to MEMBER under the Safety Act; or MEMBER inability to acquire an approved application under the Safety Act on its own.

         l. Upon award of a Project by DHS, MEMBER or PRIME shall enter into good faith negotiations In order to reach a Final Agreement based upon determination of mutually acceptable terms and conditions for the parties to undertake the Project and PRIME to provide it's Scope. The parties shall use good faith efforts to agree upon the terms of a Final Agreement, provided, however, that the failure of the parties to enter into a Final Agreement shall not create any liabilities or obligations on the part of either party.

ARTICLE 8.    PUBLICITY

8.1 No publicity or advertising relating to this Agreement shall be released by the PRIME or MEMBER without the other party's prior written approval by the parties legal and corporate communications departments. Nothing herein shall prohibit any disclosure by press release, filing or otherwise that is required by federal or state securities or other laws; provided that the disclosing party shall advise, consult and cooperate with the other party, to the extent permitted by law, prior to any such required disclosure.

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


ARTICLE 9.    ASSIGNMENT

9.1 Neither party shall assign, nor in any manner transfer, its interests or any part thereof, in this Agreement to others, except that either party may assign its interests to its subsidiaries or other affiliated companies.

ARTICLE 10.   NOTICES

10.1 Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by express carrier. Such notice shall be deemed received on the date on which it is delivered in person or by express carrier or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

         a.       Siemens Maintenance Services, LLC.
                  250 E. Arapaho, Road
                  Suite 175
                  Richardson, Texas 75801
                  Attn:  Dave Patterson

                  with a copy to:

                  Siemens (Legal)
                  1000 Deerfield Parkway
                  Buffalo Grove, IL  60089
                  Attn:  Legal Department -SMS Support

         b.       Hi-Energy Technologies, Inc..
                  1601-B Alton Parkway
                  Irvine, California 92606
                  Attn. Dr. Bogdan C. Maglich
                  Phone: (949) 757-0855
                  Fax: (949) 757-1477
                  E-Mail hienergy@hienergyinc.com

         Either party may change its address or the individual addressee by written notice to the other party in accordance herewith, and any such change shall take effect immediately upon receipt of such notice.

ARTICLE 11.   WAIVER

11.1 The failure of either party to enforce at any time of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provision, nor in any way affect the validity of this Agreement or any part thereof, or the right of any of the parties thereafter to enforce each and every provision hereof.

ARTICLE 12.   SCOPE OF AGREEMENT

12.1 The scope of this Agreement is confined solely to activities described above and the provisions hereof shall have no application or effect whatsoever to any work being performed by PRIME under any unrelated subcontract with MEMBER. In this connection, it is understood specifically that, with no respect to any such work, the terms of each such subcontract shall govern and shall solely apply.

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

ARTICLE 13.   ENTIRE AGREEMENT

14.1 This Agreement, including attachments hereto, constitute the entire understanding and agreement between the parties and supersedes any prior oral or written agreements with respect to the subject matter hereof. This Agreement shall not be modified unless agreed to in writing by both parties.

ARTICLE 14.   APPLICABLE LAW

15.1 The validity and performance of this Agreement shall be governed by the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.


PRIME: HI-ENERGY TECHNOLOGIES, LLC     MEMBER: SIEMENS MAINTENANCE SERVICES, LLC

        /s/                                                 /s/
------------------------------------   -----------------------------------------
Name:  Dr. Bogdan C. Maglich           Name:  David B. Patterson
Title:  Chairman and Chief Scientist   Title:  Vice President and General
                                               Manager


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